UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2017

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2017, Aspen Group, Inc. (“Aspen Group”) appointed Dr. Cheri St. Arnauld as Chief Academic Officer. Dr. St. Arnauld, 60, previously served as Aspen University Inc.’s Chief Academic Officer beginning March 6, 2014. From January 2012 until March 6, 2014, Dr. St. Arnauld was an educational consultant for the St. Arnauld Group. From August 2008 until January 2012, Dr. St. Arnauld was the Provost and Chief Academic Officer at Grand Canyon University.

Effective June 11, 2017, Aspen Group also increased Dr. St. Arnauld’s annual salary from $264,000 to $300,000, and Mr. Gerard Wendolowski’s annual salary from $264,000 to $300,000. Mr. Wendolowski is Aspen Group’s Chief Operating Officer.

In addition, on June 11, 2017, Aspen Group granted Dr. St. Arnauld a total of 30,000 five-year stock options under Aspen Group’s 2012 Equity Incentive Plan. The options vest quarterly over a three-year period in 12 equal quarterly increments with the first vesting date being September 11, 2017, subject to continued employment on each applicable vesting date, and are exercisable at $6.28 per share.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement – St. Arnauld

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: June 15, 2017	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer